EXHIBIT 10.4

FIRST AMENDMENT TO
INDEMNIFICATION AGREEMENT

WHEREAS, Willbros Group, Inc., a corporation organized and existing under the laws of the Republic of Panama (the “Company”), entered into that certain Indemnification Agreement with _____________, an individual (the “Indemnitee”), on _____________ (the “Agreement”); and

WHEREAS, the Agreement may be amended by a written instrument executed by or on behalf of each of the parties thereto; and

WHEREAS, the parties now desire to amend the Agreement to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), including regulations or other authoritative guidance thereunder, in the manner and to the extent herein provided;

NOW, THEREFORE, this First Amendment (“Amendment”) is hereby made with all the amendments set forth herein to be effective as of December 31, 2008 (the “Effective Date”), as follows:

Section 5 of the Agreement is supplemented by the addition of the following new paragraph to the end thereof:

Notwithstanding the foregoing, (i) the indemnification of any additional expense under this Section 5 must be made by December 31st of the year next following the calendar year in which the expense was incurred; and (ii) the Indemnitee’s recovery from the Company of any additional expenses under this Section 5 must take place during the time that this Agreement remains effective.

As expressly amended hereby, the Agreement is ratified and confirmed in all respects and shall continue in full force and effect.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Company, has approved, ratified and executed this Amendment on this ______ day of ____________, 2008.

WILLBROS GROUP, INC.

By:

Name:

Title:

INDEMNITEE